UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
______________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 9, 2019
 ______________________
Dell Technologies Inc.
(Exact name of registrant as specified in its charter)
 ______________________

Delaware	001-37867	80-0890963
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Dell Way Round Rock, Texas	78682
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 289-3355
Not Applicable
(Former name or former address, if changed since last report)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class C Common Stock, par value $0.01 per share	DELL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As described under Item 5.07 of this report, on July 9, 2019, the stockholders of Dell Technologies Inc. (the “Company”) voted at the Company’s 2019 annual meeting of stockholders (the “2019 annual meeting”) to approve an amendment (the “plan amendment”) to the Dell Technologies Inc. 2013 Stock Incentive Plan to increase the number of shares of the Company’s Class C common stock issuable under the plan by 35,000,000 shares.

The Company’s Board of Directors approved the plan amendment, subject to stockholder approval at the 2019 annual meeting, on May 25, 2019. The plan amendment became effective at the time of stockholder approval.

The plan provides for the grant of both equity-based awards with respect to shares of the Company’s Class C common stock, referred to as stock awards, and cash-denominated awards to employees, consultants, non-employee directors and other service providers of the Company or any of its affiliates. Stock awards that may be granted under the plan include incentive and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units and dividend equivalent rights. Awards of options, restricted stock or restricted stock units may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals.

A copy of the plan, as amended and restated as of July 9, 2019, is filed as Exhibit 10.1 to this report and is incorporated by reference in this Item 5.02. The material terms of the plan as so amended and restated are described in the Company’s definitive proxy statement on Schedule 14A for the 2019 annual meeting filed with the Securities and Exchange Commission on May 29, 2019 (the “2019 proxy statement”).

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)  On July 9, 2019, the Company held its 2019 annual meeting of stockholders. At the 2019 annual meeting, the Company’s stockholders voted on four proposals. The proposals are described in the 2019 proxy statement.

(b)  As of the record date for the 2019 annual meeting, an aggregate of 718,563,551 shares of the Company’s common stock were outstanding and entitled to vote at the meeting, of which 408,479,708 shares are shares of Class A common stock, 136,986,858 shares are shares of Class B common stock and 173,096,985 shares are shares of Class C common stock.

Each share of Class A common stock and each share of Class B common stock is entitled to ten votes per share. Each share of Class C common stock is entitled to one vote per share.

The final voting results with respect to each proposal voted upon at the 2019 annual meeting are set forth below.

Proposal 1

The holders of the outstanding shares of all outstanding classes of the Company’s common stock, voting together as a single class, elected to the Board of Directors of the Company each of the seven nominees for Group I director specified in the 2019 proxy statement, based on the following numbers of votes:

Director Nominee	For	Withheld	Broker Non-Votes
Michael S. Dell	5,487,129,304	44,790,669	26,695,892
David W. Dorman	5,507,444,363	24,475,610	26,695,892
Egon Durban	5,487,597,138	44,322,835	26,695,892
William D. Green	5,510,665,429	21,254,544	26,695,892
Ellen J. Kullman	5,512,207,302	19,712,671	26,695,892
Simon Patterson	5,509,588,345	22,331,628	26,695,892
Lynn M. Vojvodich	5,530,455,827	1,464,146	26,695,892

There were no abstentions with respect to this proposal.

Each nominee elected to the Board of Directors at the 2019 annual meeting was elected for a term commencing on the date of the 2019 annual meeting and ending on the earlier of the date on which the director’s successor is elected and qualified and the date of the director’s death, resignation, disqualification or removal.

Proposal 2

The holders of the outstanding shares of all outstanding classes of the Company’s common stock, voting together as a single class, ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending January 31, 2020, based on the following numbers of votes:

For	Against	Abstentions
5,553,981,505	4,153,245	481,115

There were no broker non-votes with respect to this proposal.

Proposal 3

The holders of the outstanding shares of all outstanding classes of the Company’s common stock, voting together as a single class, approved, by an advisory vote, the compensation of the Company’s named executive officers as disclosed in the 2019 proxy statement, based on the following numbers of votes:

For	Against	Abstentions	Broker Non-Votes
5,520,377,613	10,866,954	675,406	26,695,892

Proposal 4

The holders of the outstanding shares of all outstanding classes of the Company’s common stock, voting together as a single class, approved an amendment to the Dell Technologies Inc. 2013 Stock Incentive Plan to increase the number of shares of Class C common stock issuable under the plan by 35,000,000 shares, based on the following numbers of votes:

For	Against	Abstentions	Broker Non-Votes
5,505,758,499	25,747,228	414,246	26,695,892

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

The following document is herewith filed as an exhibit to this report:

Exhibit No.	Exhibit Description
10.1	Dell Technologies Inc. 2013 Stock Incentive Plan (as amended and restated).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2019	Dell Technologies Inc.
	By:	/s/ Robert Potts
Robert Potts Senior Vice President and Assistant Secretary
(Duly Authorized Officer)

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